UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2026

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Bicara Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42271 (Commission File Number)	85-2903745 (I.R.S. Employer Identification Number)
116 Huntington Avenue, Suite 703 Boston, MA 02116
(Address of principal executive offices and zip code)
(617) 468-4219
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BCAX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 21, 2026, Bicara Therapeutics Inc. (the “Company”) entered into a Sub-Sublease Agreement (the “Sublease”) with Wayfair LLC, as sublandlord (the “Sublandlord”), pursuant to which the Company, as subtenant, will lease approximately 35,090 square feet of office space for new corporate headquarters to be located at 10 St. James Avenue, Boston, Massachusetts 02116. The Sublease term commences on the later of (i) October 1, 2026 and (ii) the date of full execution of a consent between the Company, the Sublandlord, Liberty Mutual Insurance Company (as landlord) and MT Back Bay One LLC (as overlandlord) (the “Commencement Date”). The base rent under the Sublease Agreement is $105,279 per month and will become payable nine months following the Commencement Date. The Company paid a security deposit totaling $210,540 in connection with entry into the Sublease. The Sublease term ends on the earlier of (a) September 30, 2028 and (b) the date on which the Sublease is terminated pursuant to its terms. The Sublease contains customary events of default, representations, warranties and covenants.

The foregoing description of the Sublease is not complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Sub-Sublease Agreement, dated August 21, 2026, by and between Bicara Therapeutics Inc. and Wayfair LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bicara Therapeutics Inc.

	By:	/s/ Claire Mazumdar
	Name:	Claire Mazumdar, Ph.D., MBA
Date: August 25, 2026	Title:	Chief Executive Officer